EXHIBIT 20.1

Collegiate Funding Services Education Loan Trust 2003-A
Statement to Note Holders
As of and for the period ended: 04/30/03

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer’s knowledge.

           (i)      The amount of principal payments made with respect to each class of Notes during April, 2003;

                        Class                     Principal Paid
                        -----                     --------------
                         A-1                           $0.00
                         A-2                           $0.00
                         A-3                           $0.00
                         A-4                           $0.00
                         A-5                           $0.00
                         A-6                           $0.00
                         B                             $0.00

           (ii)      The amount of interest payments made with respect to each class of Notes during April, 2003;

                        Class                  Interest Paid
                        -----                  -------------
                         A-1                     $0.00
                         A-2                     $0.00
                         A-3                     $147,811.81
                         A-4                     $177,237.73
                         A-5                     $60,830.00
                         A-6                     $129,823.33
                         B                       $69,171.67

                (iii) The aggregate principal balance of the Financed Eligible Loans as of the close of business on April 30, 2003;

                Principal Balance of Financed Eligible Loans       $788,636,553.36

           (iv)      The aggregate outstanding principal amount of each class of Notes;

                        Class                 Principal Outstanding
                        -----                 ---------------------
                         A-1                    $125,000,000.00
                         A-2                    $319,025,000.00
                         A-3                    $116,950,000.00
                         A-4                    $116,950,000.00
                         A-5                     $59,250,000.00
                         A-6                     $59,250,000.00
                         B                       $42,350,000.00
                                                ----------------
                         Total                  $838,775,000.00

           (v)      The interest rate for each class of Notes at April 30, 2003 and the next Distribution Date for each class;

     Class            Interest Rate              Next Distribution Date
     -----            -------------              ----------------------
      A-1                 1.400%                          6/30/03
      A-2                 1.640%                          6/30/03
      A-3                 1.300%                          5/02/03
      A-4                 1.300%                          5/09/03
      A-5                 1.340%                          5/20/03
      A-6                 1.370%                          5/27/03
      B                   1.380%                          5/09/03

           (vi)      The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency;

                                                                  % of Total Principal
    Delinquencies       Number of Loans    Principal Outstanding       Outstanding
    -------------       ---------------    ---------------------       -----------
     31-60 Days               744             $15,227,945.82              1.93%
     61-90 Days               290               5,528,354.75              0.70%
     91-120 Days              172               3,565,353.22              0.45%
    121-150 Days               97               1,925,740.51              0.24%
    151-180 Days               84               1,782,806.88              0.23%
    181-210 Days               72               1,293,675.22              0.16%
    211-240 Days               89               1,956,671.46              0.25%
    241-270 Days                2                  22,191.39              0.00%
  Claims Pending               86               1,755,007.53              0.22%
    Claims Filed               12                 164,545.78              0.02%

           (vii)      The total value of the Trust and outstanding principal amount of the Notes as of the close of business on April 30, 2003;

     Assets
     Cash & Cash Equivalents                    $12,548,373.92
     Student Loan Receivables                  $788,636,553.36
     Reserves                                    $8,387,750.00
     Accrued Interest Receivable                 $5,615,685.60
     Other Assets                                $3,559,438.08
                                               ---------------
     Total Assets                              $818,747,800.96

     Liabilities
     ------------
     Notes Payable
     Class A-1                                 $125,000,000.00
     Class A-2                                 $319,025,000.00
     Class A-3                                 $116,950,000.00
     Class A-4                                 $116,950,000.00
     Class A-5                                  $59,250,000.00
     Class A-6                                  $59,250,000.00
     Class B                                    $42,350,000.00
                                               ---------------
     Total Notes Outstanding                   $838,775,000.00

     Other Liabilities                           $8,025,116.57